As filed with the Securities and Exchange Commission on November 8, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tempur Sealy International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-1022198
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1000 Tempur Way

Lexington, Kentucky 40511

(800) 878-8889

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2013 Equity Incentive Plan

(Full Title of the Plan)

Mark Sarvary, President and Chief Executive Officer

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

(800) 878-8889

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lou Hedrick Jones, General Counsel and Secretary

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Tel: (800) 878-8889

Fax: (859) 455-2807

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
2013 Equity Incentive Plan Common Stock (par value $0.01 per share)	5,042,975	$40.17	$202,576,305.75	$26,091.83

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Company’s 2013 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.
(2)	Represents 5,042,975 shares of common stock of the Registrant that are or may become available for future issuance under the Plan, consisting of (a) 3,000,000 shares reserved for issuance under the Plan, plus (b) 1,567,089 shares of the Registrant’s common stock that were previously registered and available for grant under Amended and Restated 2003 Equity Inventive Plan, as amended (the “2003 Plan”) as of May 22, 2013 and are now available for grant under the Plan pursuant to Section 4.1 of the Plan, plus (c) up to 475,886 shares that are subject to outstanding awards under the 2003 Plan and that will become available for issuance under the Plan if such outstanding awards under the 2003 Plan are cancelled, forfeited, expire, or are otherwise terminated pursuant to Section 4.1 of the Plan.
(3)	The proposed maximum offering price of $40.17 per share, which is the average of the high and low price of the Registrant’s common stock as reported on the New York Stock Exchange on November 5, 2013, is set forth solely for the purpose of calculating the fee in accordance with Rules 457(c) and (h) of the Securities Act.

PART I

Information Required in the Section 10(a) Prospectus

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act, and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 1, 2013;

(b)	(i) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed on May 10, 2013,

the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed on August 2, 2013 and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed on November 8, 2013;

(ii) The Registrant’s Current Reports on Form 8-K filed on February 4, 2013, February 25, 2013, March 8, 2013, March 18, 2013, March 26, 2013, April 1, 2013, May 10, 2013, May 17, 2013, May 24, 2013 and related Amendment to our Current Report on Form 8-K/A filed on June 3, 2013, July 12, 2013, August 28, 2013 and October 23, 2013;

(iii) The Registrant’s Definitive Proxy Statement for our 2013 Annual Meeting of Stockholders filed on April 19, 2013; and

(c)	The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-31922) filed with the Commission on December 8, 2003 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Experts

The consolidated financial statements of Tempur Sealy International, Inc. appearing in Tempur Sealy International, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein) and as updated in Tempur Sealy International, Inc.’s Current Report on Form 8-K filed with the SEC on April 1, 2013, and the effectiveness of Tempur Sealy International, Inc.’s and Subsidiaries’ internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Sealy Corporation as of December 2, 2012 and November 27, 2011, and for the three fiscal years in the period ended December 2, 2012, incorporated herein by reference from Tempur Sealy International, Inc.’s Form 8-K/A filed with the SEC on June 3, 2013, which incorporates these financial statements from Sealy Corporation’s Current Report on Form 8-K filed with the SEC on April 1, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the DGCL.

The Amended and Restated Certificate of Incorporation, as amended, of the Registrant eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (a) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL; or (d) from any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Registrant’s Fifth Amended and Restated By-laws, as currently in effect, provide for indemnification of directors, officers, employees and agents to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any of its directors, officers, employees or agents, or another business entity, against any expense, liability, or loss, regardless of whether it would have the power to indemnify such person under its bylaws or Delaware law. The Registrant currently carries liability insurance for its directors and officers.

The indemnification provisions in the Registrant’s Amended and Restated Certificate of Incorporation, as amended and Fifth Amended and Restated By-laws may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the Amended and Restated Certificate of Incorporation, as amended and the Fifth Amended and Restated By-laws referred to above and are qualified in their entirety by reference thereto.

See also the undertakings set forth in response to Item 9 hereof.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).

4.2	Amendment to Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).

4.3	Fifth Amended and Restated By-laws of Tempur Sealy International, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).

4.4	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).

4.5	Indenture dated as of December 19, 2012 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).

4.6	Registration Rights Agreement dated as of December 19, 2012 (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).

4.7	Supplemental Indenture, dated as of March 18, 2013, among Tempur-Pedic International Inc., the additional Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).

5.1	Opinion of Bingham McCutchen LLP.

10.1	2013 Equity Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-31922) as filed on April 12, 2013).

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

Item 9.	Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on this 8th day of November 2013.

TEMPUR SEALY INTERNATIONAL, INC.

By:	/s/ Mark Sarvary
Name:	Mark Sarvary
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark Sarvary and Dale E. Williams, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark Sarvary Mark Sarvary	President, Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2013

/s/ Dale E. Williams Dale E. Williams	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2013

/s/ Bhaskar Rao Bhaskar Rao	SVP Finance and Chief Accounting Officer (Principal Accounting Officer)	November 8, 2013

/s/ Evelyn S. Dilsaver Evelyn S. Dilsaver	Director	November 8, 2013

/s/ Francis A. Doyle Francis A. Doyle	Director	November 8, 2013

/s/ Peter K. Hoffman Peter K. Hoffman	Director	November 8, 2013

/s/ John A. Heil John A. Heil	Director	November 8, 2013

/s/ Sir Paul Judge Sir Paul Judge	Director	November 8, 2013

/s/ Nancy F. Koehn Nancy F. Koehn	Director	November 8, 2013

/s/ Christopher A. Masto Christopher A. Masto	Director	November 8, 2013

/s/ P. Andrews McLane P. Andrews McLane	Director	November 8, 2013

/s/ Robert B. Trussell, Jr. Robert B. Trussell, Jr.	Director	November 8, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).(1)

4.2	Amendment to Certificate of Incorporation of Tempur-Pedic International Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).(1)

4.3	Fifth Amended and Restated By-laws of Tempur Sealy International, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed on May 24, 2013).(1)

4.4	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to Amendment No. 3 to the Registrant’s registration statement on Form S-1 (File No. 333-109798) as filed on December 12, 2003).(1)

4.5	Indenture dated as of December 19, 2012 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

4.6	Registration Rights Agreement dated as of December 19, 2012 (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K as filed on December 19, 2012).(1)

4.7	Supplemental Indenture, dated as of March 18, 2013, among Tempur-Pedic International Inc., the additional Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K as filed on March 18, 2013).(1)

5.1	Opinion of Bingham McCutchen LLP.(2)

10.1	2013 Equity Incentive Plan (filed as Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-31922) as filed on April 12, 2013).(1)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.(2)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.(2)

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).(2)

24.1	Power of Attorney (included on the signature page of this Form S-8).(2)

(1)	Incorporated by reference.
(2)	Filed herewith.